Exhibit j(i) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



INDEPENDENT AUDITORS' CONSENT


To the Trustees and Shareholders of
Federated Stock Trust:

We consent to the use in Post-Effective Amendment No. 32 to Registration Statement 2-75756 of Federated Stock Trust of our report dated December 17, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



Deloitte & Touche LLP
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 27, 1999